Exhibit e.2

AUTHORIZED PARTICIPANT AGREEMENT

FOR

GRANITESHARES ETF TRUST

This Authorized Participant Agreement (this “Agreement”) is entered into by and between ALPS Distributors, Inc. (the “Distributor”) and ________________________________ (the “Authorized Participant” or the “AP”) and is subject to acceptance by Brown Brothers Harriman & Co (the “Transfer Agent”). The Transfer Agent serves as the transfer agent for the GraniteShares ETF Trust (the “Trust”) and is a Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”). The Distributor, the Transfer Agent and the Authorized Participant acknowledge and agree that the Trust shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement, to the extent specified herein. The Distributor has been retained to provide services as principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of beneficial interest, no par value (sometimes referred to as “Shares”), of each of the separate investment portfolios of the Trust (each such portfolio a “Fund” and collectively, the “Funds”) named on Annex I to this Agreement, as it may be amended from time to time.

As specified in the Trust’s prospectus and statement of additional information (“SAI”) incorporated therein (collectively, the “Prospectus”) included as part of the Trust’s registration statement, as amended, on Form N-1A (“Registration Statement”), the Shares of any Fund offered thereby may be purchased or redeemed only in aggregations of a specified number of Shares referred to therein and herein as a “Creation Unit.” All references to “cash” shall refer to U.S. Dollars (“USD”). The number of Shares constituting a Creation Unit of each Fund is set forth in the Prospectus. Creation Units of Shares may be purchased only by or through an Authorized Participant that has entered into an Authorized Participant Agreement with the Distributor. The Prospectus provides that Creation Units generally will be sold in exchange for an in-kind deposit of a designated portfolio of equity and/or fixed-income securities, as the case may be (the “Deposit Securities”) and/or an amount of cash computed as described in the Prospectus (the “Cash Component”), plus a purchase “Transaction Fee” as described in the Prospectus, delivered to the Trust by the Authorized Participant for its own account or acting on behalf of another party. Together, the Deposit Securities and the Cash Component constitute the “Fund Deposit.” References to the Prospectus are to the then-current Prospectus as it may be supplemented or amended from time to time Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Creation Units of Shares (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “CNS Clearing Process,” or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”) (the “DTC Process”). The procedures for processing an order to purchase Shares (each a “Purchase Order”) and an order to redeem Shares (each a “Redemption Order”) are described in Annex II to this Agreement. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in Annex II hereto, as it may be amended by the Trust from time to time as set forth in Section 17 herein. An Authorized Participant may not cancel a Purchase Order or a Redemption Order after the Fund’s order window cut-off time in accordance with Annex II hereto.

Nothing in this Agreement shall obligate the Authorized Participant to create or redeem one or more Creation Units of Shares or to sell, offer or promote the Shares.

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The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1. STATUS OF AUTHORIZED PARTICIPANT AND DISTRIBUTOR.

(a) The Authorized Participant hereby represents, covenants and warrants that with respect to Purchase Orders or Redemption Orders of Creation Units of Shares of any Fund (i) through the CNS Clearing Process, it is a member of NSCC and an authorized participant in the CNS System of NSCC (as defined in each Fund’s Prospectus, a “Participating Party”), and/or (ii) outside the CNS Clearing Process, it is a DTC Participant (as defined in the Fund’s Prospectus, a “DTC Participant”). Any change in the foregoing status of the Authorized Participant shall automatically terminate this Agreement, and the Authorized Participant shall give prompt written notice to the Distributor or the Transfer Agent of such change. The Authorized Participant may place Purchase Orders or Redemption Orders for Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in this Agreement, including Annex II hereto (“Execution of Orders”).

(b) The Authorized Participant and the Distributor each represent and warrant that it (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“the “1934 Act”); (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business with respect to this Agreement; and (iii) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and the Authorized Participant agrees that it will maintain such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant and the Distributor each agrees to comply in all material respects with all applicable U.S. federal securities laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and to comply in all material respects with the Constitution, By-Laws and Conduct Rules of the FINRA, to the extent such law, rules and regulations relate to each party’s obligations under this Agreement. Each of the Participant and the Distributor further represent and warrant that it will not offer or sell or promote Shares of any Fund of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold. In the case of a non-U.S. Authorized Participant, such Authorized Participant must meet the criteria set forth in 1(b)(i) through (iii) above in order to be authorized to enter into this Agreement.

(c) If the Authorized Participant is offering or selling Shares of any Fund of the Trust in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of FINRA as set forth above, the Authorized Participant nevertheless agrees (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made; (ii) to comply with applicable disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder; and (iii) to conduct its business in accordance with the spirit of NASD Conduct Rules (or of comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently repealed, rescinded or otherwise replaced by FINRA Conduct Rules).

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(d) The Authorized Participant represents, covenants and warrants that it has implemented, and agrees to maintain an anti-money laundering program(the “AML Program”) reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001 (the “USA PATRIOT Act”), each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where the Authorized Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency. The Authorized Participant further represents and warrants that its AML Program includes, at a minimum, written policies, procedures and internal controls reasonably designed to (i) prevent, detect and report money laundering, and (ii) identify and verify through appropriate due diligence each of its clients that purchases Creation Units or Shares. The Authorized Participant further represents and warrants that its AML Program includes written policies, a designated compliance officer, ongoing training for employees, procedures for detecting and reporting suspicious transactions, and an independent audit to test the implementation of the program.

(e) The Authorized Participant represents, covenants and warrants that it and/or its affiliates, or any party hired by it will not offer or distribute any Creation Units or any Shares to a client, including any government, entity or individual, where such an offer or distribution would be prohibited under the laws, rules, regulations, edicts, orders or resolutions of the United Nations, the European Union, the United Kingdom, the United States, or any other jurisdiction in which it is located, including but not limited to an offer or distribution of Creation Units or Shares to any government, entity or individual within Iran, Cuba, Sudan, North Korea, Syria, the Crimea region of Ukraine, or any other jurisdiction that becomes subject to a comprehensive trade embargo by the United Nations, EU, UK, or the United States, or to any person or entity listed on the Specially Designated Nationals and Blocked Persons List or the Foreign Sanctions Evaders List administered by the United States Department of the Treasury, as such programs and lists may be amended from time to time, or other blacklist administered by an agency of an applicable jurisdiction including an agency of the United States, the United Kingdom, or the United Nations.

(f) The Authorized Participant represents, covenants and warrants that it has implemented and shall maintain policies, procedures and internal controls reasonably designed to prevent and detect violations by those acting on its behalf of any applicable anti-corruption laws or regulations including self-regulatory organization regulations; giving money or anything of value to obtain or retain business or favorable treatment; and making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person, including but not limited to domestic or foreign government officials or employees, customers and commercial counterparties.

(g) The Authorized Participant represents, covenants and warrants that neither it nor anyone acting on its behalf will, in connection with this agreement, make or authorize, directly or indirectly: (i) any improper payment or promise to pay, or (ii) any gift or promise to give any money or anything of value to any governmental official, customer, or commercial counterparty for the purpose of improperly influencing any official act or decision of such official, customer, or commercial counterparty or inducing him or her to use his or her influence improperly.

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(h) The Authorized Participant represents and warrants that it has not received notice of, and is not otherwise aware of, any claim, action, suit, proceedings, or investigation involving it with respect to laws or regulations regarding anti-money laundering, sanctions, or anti-corruption.

(i) The Authorized Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units may be issued and sold by the Trust on an ongoing basis, depending upon the facts and circumstances, at any point a “distribution,” as such term is used in the 1933 Act, may be deemed to have occurred at any point. The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances and under certain possible interpretations of applicable law, may result in its being deemed a participant in a distribution in a manner which could subject it to the prospectus delivery and related provisions of the 1933 Act that normally would be applicable to a statutory underwriter. The Authorized Participant should review the “Continuous Offering” section of the SAI and consult with its own counsel in connection with entering into this Agreement and placing an Order (defined below). The Authorized Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, may be required to deliver a prospectus.

(j) The Authorized Participant has the capability to send and receive authenticated communications to and from (i) the Distributor, (ii) the Custodian (as defined below in Section 5 hereof), (iii) the Subcustodian (as defined below in Section 5 hereof) in the case of International Funds (see Section 7(b) below), and (iv) the Authorized Participant’s custodian.

2. EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

(a) All Purchase Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus and, where applicable, the procedures described in Annex II hereto. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. In the event of a conflict between the Prospectus and this Agreement, the Prospectus shall control. It is contemplated that the telephone lines used by the Distributor and the Transfer Agent will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the Distributor and the Transfer Agent in connection with the purchase and redemption of Creation Units, provided that the Transfer Agent and the Distributor, as applicable, shall promptly provide copies of recordings of any such calls to the Authorized Participant upon the request of the Authorized Participant, unless such recordings have been erased or destroyed prior to receipt of such request in the normal course of business in accordance with the recording party’s general record keeping policies and procedures. The parties agree that either party may use such recordings in connection with any dispute or proceeding relating to this Agreement. The Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Authorized Participant agrees to comply with such procedures as may be issued from time to time, upon reasonable notice thereof, including but not limited to the Cash Collateral Settlement Procedures that are referenced in Annex II hereto.

(b) The Distributor on behalf of the Trust agrees to undertake commercially reasonable efforts to accommodate requests by the Authorized Participant to cancel any Purchase Order or Redemption Order. Nonetheless, the Authorized Participant acknowledges and agrees that delivery of a Purchase Order or Redemption Order shall be irrevocable upon the Authorized Participant’s submission of such Order in accordance with Annex II hereto; provided that the Trust and the Distributor on behalf of the Trust reserves the right to reject any Purchase Order in accordance with the terms of the Prospectus and related documents until the trade is released as described in Annex II hereto and any Redemption Order that is not in “proper form” as defined in the Prospectus.

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(c) With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees to return to the Trust any dividend, interest, distribution or other corporate action paid to it in respect of any Deposit Security that is transferred to the Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Trust. With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees that, alternatively, the Trust is entitled to reduce the amount of money or other proceeds due to the Authorized Participant by an amount equal to any dividend, interest, distribution or other corporate action to be paid to it in respect of any Deposit Security that is transferred to the Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. Likewise, with respect to any Purchase Order, the Authorized Participant acknowledges and agrees to return to the Trust any dividend, interest, distribution or other corporate action paid to it in respect of any Deposit Security that is transferred to the Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Trust.

3. NSCC.

Solely with respect to Purchase Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions, including amounts of the Deposit Securities and Cash Component as are necessary, consistent with the instructions issued by the Authorized Participant to the Transfer Agent. The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.

4. PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a) The Distributor will provide to the Authorized Participant copies of the then-current Prospectus or summary prospectus, if applicable and any printed supplemental information in reasonable quantities upon request. The Distributor represents, warrants and agrees that it will promptly notify the Authorized Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus or summary prospectus at such time and in such numbers as the Authorized Participant may reasonably request so as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus and/or summary prospectus to customers. The Distributor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 4 when the Authorized Participant has received such revised, supplemented or amended Prospectus or summary prospectus by e-mail at [insert e-mail address], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter. The Authorized Participant represents, warrants and agrees that it shall deliver the then-current Prospectus or summary prospectus to its customers in connection with the purchase of Shares in accordance with 1933 Act prospectus delivery requirements. The Authorized Participant agrees, at the request of the Distributor, to deliver proxy material, annual and other reports of the Funds or other similar information that the Funds are obligated to deliver to their shareholders to the Authorized Participant’s customers that custody Shares with the Authorized Participant, after receipt from the Funds or the Distributor of sufficient quantities to allow mailing thereof to such customers.

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(b) The Distributor represents that (i) the Registration Statement and the Prospectus contained therein each conforms in all material respects to the requirements of the 1933 Act, and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except the registration under the 1933 Act of the Shares, which has occurred and is in effect for the Shares and the Trust; (iv) the Registration Statement has been declared effective by the SEC under the 1933 Act and the Investment Company Act of 1940, as amended (the “1940 Act”), and the SEC has not issued any stop order or other order or notice preventing or suspending the use of the Registration Statement or the Prospectus, and no proceedings for such purpose have been instituted, are pending or, to the best of their knowledge, are being contemplated or threatened by the SEC; (v) prior to the launch of each Fund, such Fund’s Shares have been approved for listing on a U.S. national securities exchange; and (vi) all marketing and promotional materials prepared by the Trust, the Distributor, the Funds’ adviser or any of their agents on their behalf, or to be prepared by any of them in the future and provided to the Authorized Participant in connection with the offer and sale of Shares, comply with applicable law, including without limitation, as applicable, the provisions of the 1933 Act, FINRA’s marketing rules, and the rules and regulations of the SEC.

(c) The Authorized Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those that are consistent with the Trust’s then-current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Distributor. Subject to Section 4(d) below, the Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), except such information and materials as may be furnished to the Authorized Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Authorized Participant understands that neither the Trust nor any of its Funds will be advertised or marketed as an open-end investment company (i.e., as a mutual fund), which offers redeemable securities, and that any advertising materials will prominently disclose that the Shares are not individually redeemable shares of the Trust. In addition, the Authorized Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in whole Creation Units only.

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(d) Notwithstanding the foregoing, the Authorized Participant may, without the written approval of the Distributor, prepare and circulate, in the regular course of its business, sales commentary and research reports that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such sales commentary and research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares and (ii) for internal use by the Authorized Participant. The Authorized Participant may without the written approval of the Trust or the Distributor prepare and circulate in the regular course of its business or for internal use, research reports (as such term is defined in NYSE Communications Rule 472), institutional communications and correspondence (as such terms are defined in FINRA Rule 2210 or any successor rule) and other similar materials that include information, opinions or recommendations relating to Shares (the “Authorized Participant Institutional Communications”), provided that such Authorized Participant Institutional Communications comply with applicable FINRA Rules and any successor rules thereto. Neither the Distributor, the Trust nor the Transfer Agent shall have any liability or responsibility for such research reports and materials.

(e) The Distributor agrees to cooperate with the Authorized Participant in carrying out its reasonable due diligence with respect to this Agreement. For the avoidance of doubt, the Authorized Participant shall bear its own expenses incurred in connection with such due diligence investigation.

(f) Except as required by court order or requested by any regulatory or self-regulatory authority of competent jurisdiction, the Distributor and the Transfer Agent each agrees that it will not, without prior written consent of the Authorized Participant, use in advertising or publicity the name of the Authorized Participant or any affiliate of the Authorized Participant, any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Authorized Participant or any of its affiliates or represent, directly or indirectly, that any product or any service provided or distributed by the Trust or the Distributor has been approved or endorsed by the Authorized Participant or any of its affiliates or that the Authorized Participant acts as underwriter, distributor or selling group member with respect to the Shares. This provision shall survive termination or expiration of this Agreement.

(g) The Distributor, on its own behalf and on behalf of the Trust, agrees, for as long as this Agreement is effective, not to identify or name the Authorized Participant in the Registration Statement (except to the extent the Authorized Participant is named as a 5% beneficial owner in response to Item 18(b) of Form N-1A, if applicable), the Prospectus or in any Marketing Materials for any Series without the prior written consent of the Authorized Participant, which consent shall not be unreasonably withheld. If the Authorized Participant agrees to be identified in any of such documents, upon the termination of this Agreement, (i) the Distributor shall remove any reference to the Authorized Participant from such documents and (ii) the Distributor shall promptly update the Trust’s and the Distributors’ respective websites to remove any identification of the Authorized Participant as an authorized participant of the Trust.

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5. SUBCUSTODIAN ACCOUNT.

The Authorized Participant understands and agrees that in the case of each International Fund, the Trust has caused Brown Brothers Harriman & Co. acting in its capacity as the Trust’s custodian (“Custodian”) to maintain with the applicable subcustodian (“Subcustodian”) for such Fund an account in the relevant foreign jurisdiction to which the Authorized Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities (see Annex IV) and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount), with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

6. TITLE TO SECURITIES; RESTRICTED SHARES.

The Authorized Participant represents that upon delivery of a portfolio of Deposit Securities to the Custodian and/or the relevant Subcustodian in accordance with the terms of the Prospectus, (i) the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (a) any agreement or arrangement entered into by the Authorized Participant in connection with a Purchase Order (including, but not limited to, any repurchase agreement or securities lending or borrowing agreement) or (b) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (ii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act in the hands of the Authorized Participant immediately prior to any such delivery. The representation provided in this Section 6 excludes restrictions due to the status of the Trust or any Fund as an “affiliate” of such issuer of the Deposit Securities under Rule 144 under the 1933 Act.

The Authorized Participant represents that it is a qualified institutional buyer as defined in Rule 144A(a) under the 1933 Act.

7. CASH COMPONENT AND FEES.

(a) For Funds that Invest in Securities traded on U.S. Exchanges (“Domestic Funds”): The Authorized Participant hereby agrees that in connection with a Purchase Order for any Domestic Fund, it will make available in same day funds for each purchase of Shares an amount of cash sufficient to pay the Cash Component and any other amounts of cash due to the Trust in connection with the purchase of any Creation Unit of Shares (including the purchase Transaction Fee for in-kind and cash purchases and the additional variable charge for cash purchases (when, in the sole discretion of the Trust, cash purchases are available or specified as described in the Prospectus)) (the “Cash Amount”) which shall be made through DTC to an account maintained by the Custodian and shall be provided in same day or immediately available funds on or before the settlement date in accordance with the Trust’s Prospectus (“Contractual Settlement Date”). The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees, in connection with a Purchase Order, to pay the full cash amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time. The Trust reserves the right to revoke acceptance of any Purchase Order in the event payment of the Cash Amount has not been made by such Contractual Settlement Date.

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(b) For Funds that Invest in Securities traded on Non-U.S. Exchanges (“International Funds”): The Authorized Participant hereby agrees that in connection with a Purchase Order for any International Fund, it will make available in same day funds for each purchase of Shares the Cash Amount as described in Section 7(a) above which shall be made via Fed Funds Wire to an account maintained by the Custodian and shall be provided in same day or immediately available funds at least one business day before the Contractual Settlement Date, unless otherwise agreed to by the parties. The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees, in connection with a Purchase Order, to pay the full Cash Amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time. The Trust reserves the right to revoke acceptance of any Purchase Order in the event payment of the Cash Amount has not been made by such Contractual Settlement Date.

8. ROLE OF AUTHORIZED PARTICIPANT; PROXY.

(a) Each party acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, any Fund, the Distributor, the Custodian, the Subcustodian or the Transfer Agent in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Distributor, the Custodian, the Subcustodian, the Transfer Agent or the Authorized Participant’s custodian or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(b) In executing this Agreement, the Authorized Participant agrees that it shall be bound by the applicable obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c) The Authorized Participant agrees, to the extent required by applicable law, to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon the reasonable written request of the Trust or the Distributor, subject to its applicable customer information protection rules, regulations, internal policies and undertakings to maintain such information in confidence.

(d) Agent for Proxy. The Authorized Participant represents, covenants and warrants that, from time to time, it may be a Beneficial Owner or legal owner of Shares (as that term is defined in Rule 16a-1(a)(2) of the 1934 Act). The Authorized Participant agrees to irrevocably appoint the Distributor as its agent and proxy with full authorization and power to vote (or abstain from voting) its beneficially or legally owned Shares which the Authorized Participant has not rehypothecated and which the Authorized Participant is or may be entitled to vote at any meeting of shareholders of a Fund held after the effective date of this Agreement, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor shall vote (or abstain from voting) such Shares in accordance with Distributor’s proxy voting policies and procedures, with complete independence from and without any regard to any views, statements or interests of the Authorized Participant, its affiliates or any other person. The Authorized Participant acknowledges that the Distributor will not exercise discretion or otherwise provide advice or guidance to the Authorized Participant or any other party in connection with any vote (or abstention thereof). The Distributor may carry out its responsibilities hereunder through an agent, nominee, attorney or such other third party as it deems necessary or appropriate, to the extent allowable pursuant to applicable law.

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(e) For purposes of this Section 8, beneficially owned Shares shall not include those Shares for which the Authorized Participant is the record owner but which are held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business. The Authorized Participant acknowledges that the Distributor will not exercise the voting rights applicable to such Shares. For the avoidance of doubt, it shall be the responsibility of the Authorized Participant to instruct the Distributor in writing as to which Shares will/will not be voted by the agent and proxy pursuant to this Section. The Authorized Participant represents that it has all the necessary legal power and authority to vote, and to appoint an agent and proxy to vote, all such Shares as contemplated herein. The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor from and against any loss, liability, cost or expense suffered or incurred by such Distributor resulting directly from losses, liabilities or expenses resulting from this Proxy other than those arising from the gross negligence, bad faith or willful misconduct of the Distributor.

(f) The Distributor, as proxy for the Authorized Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, facsimile, electronically (including through the internet) or otherwise. The powers of such agent and proxy shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Authorized Participant. The Distributor may terminate this irrevocable proxy (i.e., Sections 8(d) through 8(f)) after sixty (60) days written notice to the Authorized Participant and termination of this irrevocable proxy by itself shall not serve to terminate the Agreement.

9. AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Trust or the Distributor, the Authorized Participant shall deliver to the Distributor and the Trust, with copies to the Transfer Agent at the address specified below, duly certified as appropriate by its Secretary or other duly authorized official, a certificate substantially in the form attached hereto as Annex III to this Agreement, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date (or the termination of this Agreement, if earlier). Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by the Distributor and Transfer Agent. The Transfer Agent shall issue to each Authorized Participant a unique personal identification number (“PIN”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN shall be kept confidential and only provided to Authorized Persons. If after issuance, an Authorized Participant’s PIN is changed, the new PIN will become effective on a date mutually agreed upon by the Authorized Participant and the Transfer Agent. The Transfer Agent agrees promptly to cancel the PIN assigned to an Authorized Person upon receipt of notice from the Authorized Participant that an Authorized Person’s authority to act for it has been terminated.

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10. REDEMPTION.

(a) The Authorized Participant understands and agrees that Redemption Orders may be submitted only on days that the U.S. stock exchange where the Shares are principally listed (as specified in the Prospectus) (the “Listing Exchange”) is open for trading or business.

(b) The Authorized Participant represents, covenants and warrants that upon submission of a redemption request such redemption request complies with the terms of the then current Prospectus.

11. BENEFICIAL OWNERSHIP.

(a) The Authorized Participant represents and warrants to the Distributor and the Trust that (based upon the number of outstanding Shares of each such Fund made publicly available by the Trust) (i) it does not, and will not in the future, hold for the account of any single Beneficial Owner of Shares of the relevant Fund, eighty percent (80%) or more of the currently outstanding Shares of such relevant Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the fair market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended, and (ii) when carrying Deposit Securities as a dealer and as inventory in connection with its market making activities, the Deposit Securities will be subject to the mark to market requirements of Section 475 of the Internal Revenue Code of 1986, as amended, and pursuant to Section 475 it will adjust the value of the Deposit Securities to their fair market value immediately prior to any purchase of Creation Units from a Fund(s).

(b) The Trust, the Distributor and the Transfer Agent shall have the right to reasonably require information from the Authorized Participant regarding Share ownership of each Fund (if the Authorized Participant does not provide the representation in Section 11(a)(ii) above) and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

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12. INDEMNIFICATION.

This Section 12 shall survive the termination of this Agreement.

(a) The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Transfer Agent and their respective subsidiaries, affiliates, directors, partners, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, damage and reasonable cost and expense (including reasonable attorneys’ fees) (“Losses”) incurred by such AP Indemnified Party in connection with, arising out of or as a result of (i) any material breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant; (ii) any representation provided by the Authorized Participant herein that is false or misleading or omits material information necessary to make the statement contained therein complete; (iii) any material failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement; (iv) any material failure by the Authorized Participant to comply with applicable laws to the extent relating to its role as an authorized participant hereunder, including applicable rules and regulations of self-regulatory organizations (“SROs”), except the Authorized Participant shall not be required to indemnify an AP Indemnified Party to the extent that such failure was caused by the Authorized Participant’s strict adherence to instructions reasonably given or representations made by such AP Indemnified Party; (v) actions of such AP Indemnified Party taken in reasonable reliance upon any instructions issued in accordance with Annex II (including Parts A, B and C thereto) hereto (as each may be amended from time to time) reasonably believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant, except to the extent that the Authorized Participant had previously revoked a PIN used in giving such instructions and such revocation was given by the Authorized Participant and received by the Transfer Agent in accordance with the terms of Section 9 hereto, or (vi)(1) any representation by the Authorized Participant about the Shares, any AP Indemnified Party, the Trust or any Fund that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares, or (2) any untrue statement of a material fact or alleged untrue statement of a material fact contained in any research reports, Marketing Material or Communications described in Section 4 hereof or any omission of a material fact or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party, the Trust or any Fund. The Authorized Participant and the Distributor understand and agree that the Trust as a third-party beneficiary to this Agreement is entitled and intends to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to perform any of its obligations pursuant to this Agreement that benefit the Trust. The Authorized Participant shall not be liable to an AP Indemnified Party for any Losses arising out of (i) mistakes or errors in data provided to the Authorized Participant by an AP Indemnified Party, or (ii) mistakes or errors by, or out of interruptions or delays of communications with an AP Indemnified Parties who is a service provider to the Trust. The Authorized Participant shall not be liable under the indemnity contained in this Section with respect to any claim made against an AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability that it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to receive notice.

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(b) The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant and its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any Losses incurred by such Distributor Indemnified Party in connection with, arising out of or as a result of (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any representation provided by the Distributor herein that is false or misleading or omits material information necessary to make the statement contained therein complete; (iii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iv) any material failure by the Distributor to comply with applicable laws to the extent relating to its role in connection with the creation and redemption of the Creation Units, including applicable rules and regulations of SROs, except the Distributor shall not be required to indemnify a Distributor Indemnified Party to the extent that such failure was caused by the Distributor’s strict adherence to instructions reasonably given or representations made by a Distributor Indemnified Party; (v) actions of such Distributor Indemnified Party taken in reasonable reliance upon any instructions issued in accordance with Annex II (including Parts A, B and C thereto) hereto (as each may be amended from time to time) reasonably believed by the Distributor Indemnified Party to be genuine and to have been given by the Distributor; (vi)(1) any representation by the Distributor about the Creation Units, any Distributor Indemnified Party, the Trust or any Fund that is not materially consistent with the Trust’s then-current Prospectus made in connection with the creation and redemption of Creation Units; and (2) any untrue statement of a material fact, alleged untrue statement of a material fact, omission of a material fact or alleged omission of a material fact contained in the Registration Statement of the Trust; or (vii) any untrue statement of a material fact, alleged untrue statement of a material fact, omission of a material fact or alleged omission of a material fact made in any Marketing Material or Communications furnished to the Authorized Participant by the Distributor or the Trust, or any written disclosure provided by the Distributor or the Trust to the Authorized Participant for inclusion in Marketing Material or Communications prepared by the Authorized Participant and approved for use by the Distributor. The Distributor shall not be liable to a Distributor Indemnified Party for any Losses arising out of (i) mistakes or errors in data provided to the Distributor by a Distributor Indemnified Party, (ii) mistakes or errors by, or out of interruptions or delays of communications with a Distributor Indemnified Party, to the extent such errors, mistakes or delays were caused by a breakdown in communications networks outside of the control of the Distributor, including, but not limited to, extreme weather, an Act of God or other similar event outside the control of the Distributor or the Transfer Agent, or (iii) any action of a service provider to the Trust, except to the extent such service provider acted under the direction of the Distributor and the Distributor acted grossly negligent in taking or failing to take an action. The Distributor shall not be liable under the indemnity agreement contained in this Section with respect to any claim made against a Distributor Indemnified Party unless the Distributor Indemnified Party shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor Indemnified Party (or after the Distributor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability that it may have to any Distributor Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to receive notice.

(c) This Section 12 shall not apply and a party shall not have an obligation to indemnify the other and its related indemnified persons to the extent that any Losses are directly caused by, incurred as a result of, or in connection with, any gross negligence, bad faith, or willful misconduct on the part of the party seeking to be indemnified. The term “affiliate” in this Section 12 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

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(d) The applicable indemnifying party shall be entitled, at its option, to exercise sole control and authority over the defense and settlement of such action. The indemnifying party is not authorized to accept any settlement that does not provide the applicable indemnified party with a complete release or that imposes liability not covered by these indemnifications or places restrictions on the indemnified party or causes reputational harm to the indemnified party, in each case, without the prior written consent of the indemnified party.

13. LIMITATION OF LIABILITY.

(a) The parties and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against any party or the Transfer Agent.

(b) In the absence of bad faith, gross negligence or willful misconduct on its part, no party to this Agreement nor the Transfer Agent, excluding the Authorized Participant, whether acting directly or through agents or attorneys shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder.

(c) In no event shall a party to this Agreement or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties or Transfer Agent have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall a party to this Agreement or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation. Further, the Distributor shall not be liable for any action or failure to take any action with respect to the voting matters set forth in Section 8 above.

(d) Neither a party to this Agreement nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(e) The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(f) Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Trust or the Distributor is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon. The Distributor agrees to use its best efforts to notify the Authorized Participant of all transfer taxes, sales or use taxes, stamp taxes, recording taxes, value added taxes or any other similar tax or government charge that the Authorized Participant may incur in the future in connection with the creation or redemption of any Creation Unit of Shares.

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14. INFORMATION ABOUT FUND DEPOSITS.

The Distributor represents and the Authorized Participant acknowledges that the number and names of the designated portfolio of Deposit Securities to be included in the current Fund Deposit for each Fund will be made available by NSCC on each day that the Listing Exchange is open for trading and will also be made available on each such day through the facilities of the NSCC.

15. ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands such documents.

16. NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by electronic mail or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Trust shall be at the address, electronic mail address or telephone or facsimile numbers as follows:

The Trust

Attn: William Rhind

GraniteShares ETF Trust

205 Hudson Street, 7th Floor

New York, New York 10013

Copies to:

W. Thomas Conner, Esq.

Vedder Price P.C.

1401 I Street NW, Suite 1100

Washington, DC 20005

All notices to the Authorized Participant, the Distributor and the Transfer Agent shall be directed to the address, electronic mail address, or telephone or facsimile numbers indicated below the signature line of such party.

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17. EFFECTIVENESS, TERMINATION AND AMENDMENT.

(a) This Agreement shall become effective upon delivery to and execution by the Distributor. A “Business Day” shall mean any day the Listing Exchange is open for regular trading. This Agreement may be terminated at any time by any party upon sixty (60) calendar days’ prior written notice to the other parties and may be terminated earlier by the Trust or the Distributor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement may be terminated immediately by a party at such time as the Trust, the Distributor or the Authorized Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up. This Agreement supersedes any prior such agreement between or among the parties.

(b) This Agreement may be amended only by a written instrument executed by all the parties; provided, however, that (i) if an amendment to the Agreement is required in order to conform the Agreement to applicable law (including, without limitation, a change to the exemptive relief and/or adoption of a rule on which the Trust relies to operate as an exchange-traded fund), then the Distributor shall provide the Authorized Participant and the Transfer Agent with prompt notice of such amendment, and the next Creation Unit created by the Authorized Participant shall be deemed to constitute the Authorized Participant’s acceptance of such amendment; and (ii) any Annex to this Agreement may be amended upon written notification to the Authorized Participant if the Authorized Participant does not object in writing to the amended Annex within five (5) days after its receipt.

18. GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York located in the Borough of Manhattan and of the U.S. District Courts for the Southern District of New York and the appellate courts therefrom in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

19. SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

20. ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

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21. INTERPRETATION.

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

22. ENTIRE AGREEMENT.

This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

23. SEVERANCE.

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless the Distributor determines in its discretion, after consulting with the Trust, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Distributor’s notification of the Trust of such a determination, this Agreement shall immediately terminate and the Distributor will so notify the Authorized Participant immediately.

24. NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

25. SURVIVAL.

Sections 4 (Prospectus, Marketing Materials and Representations), 12 (Indemnification), 13 (Limitation of Liability) and 18 (Governing Law; Consent to Jurisdiction) hereof, as well as this Section 25, shall survive the termination of this Agreement.

26. OTHER USAGES.

The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

27. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. A telecopied facsimile of an executed counterpart of this Agreement, or an electronically transmitted PDF copy of an executed counterpart of this Agreement, shall be sufficient to evidence the binding agreement of each party to the terms hereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED: ____________, 2021

ALPS DISTRIBUTORS, INC.

Signature:
By:	Bradley J. Swenson
Title:	President, Director & Chief Operating Officer
Address:	1290 Broadway, Suite 1000
E-Mail:	ap_agreements@alpsinc.com

[NAME OF AUTHORIZED PARTICIPANT]

Signatuere:
By:
Title:
Address:

Telephone:
Facsimile:

ACCEPTED BY: Brown, Brothers, Harriman & CO, AS TRANSFER AGENT

Signature:
By:	Title:

Address: 50 Post Office Square, Boston, MA 02110

Telephone:
Facsimile:

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ANNEX I

AUTHORIZED PARTICIPANT AGREEMENT

FOR GRANITESHARES ETF TRUST

NAME

GraniteShares Bloomberg Commodity Broad Strategy No K-1 ETF	COMB
GraniteShares HIPS US High Income ETF	HIPS
GraniteShares XOUT U.S. Large Cap ETF	XOUT

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ANNEX II –

AUTHORIZED PARTICIPANT AGREEMENT

PROCEDURES FOR PROCESSING

PURCHASE ORDERS AND REDEMPTION ORDERS

This Annex II to the Authorized Participant Agreement (the “Agreement”) supplements the Prospectus with respect to the procedures to be used by the Transfer Agent and Distributor in processing Purchase Orders and Redemption Orders (“Orders”). Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Agreement or the Prospectus.

An Authorized Participant is required to have signed the Agreement. Upon acceptance of the Agreement and execution thereof by all of the parties, the Distributor will assign a unique personal identification number (“PIN”) to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of the Trust.

TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF CREATION UNITS

1. Placing an Order.

a. General. To the extent possible, Orders shall be submitted through the Internet (“Web Order Site” or “Electronic Interface”) as described in section 1.b. below. If the Electronic Interface is not available, Orders may be placed by telephone, as described in section 1.c. If a Purchase Order is not complete prior to the Order Cut-Off Time (as defined below), the Order will not be processed. Redemption Orders that are not completed prior to the Order Cut-Off Time will be processed on the next Business Day.

b. Using the Electronic Interface to Initiate the Order. An Authorized Person for the Authorized Participant will log in to the Electronic Interface prior to the cut-off time for placing Orders with the Fund (the “Order Cut-Off Time”) set forth in the particular Fund’s order form (“Order Form”) and enter the terms of the Order. An Order is not complete until it has been approved by both the Authorized Participant and the Distributor under the terms of the Prospectus and the Agreement, in accordance with the procedures outlined below.

Orders submitted through the Electronic Interface must be in accordance with the terms of this Agreement, the Prospectus, the Web Order Site, the Electronic Interface User Agreement (the “Electronic Interface Agreement,” which must be separately entered into by the Authorized Participant) and the applicable Electronic Interface User Guide (or any successor documents). To the extent that any provision of this Agreement (including this Annex II) is inconsistent with any provision of any Electronic Interface Agreement, the Electronic Interface Agreement shall control with respect to Distributor’s provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the forgoing, the Authorized Participant acknowledges that references to the applicable Electronic Interface User Guide (or any successor documents) contained herein are for instructional purposes only, and such Electronic Interface User Guide (or any successor documents) does not contain any additional representations, warranties or obligations by the Trust, the Trustee, the Transfer Agent, the Distributor or their respective agents.

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c. Calling to Initiate the Order. In the event the Electronic Interface service is unavailable, an Authorized Person for the Authorized Participant may call the Distributor’s telephone representative at the number listed on the Order Form prior to the Order Cut-Off Time to receive an Order Number, as described further below. The telephone call must be answered and concluded, and the Order must be complete, prior to the Order Cut-Off Time. Non-standard Orders generally must be arranged with the Trust in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.

Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN) and the terms of the Order, the telephone representative will issue a unique order number (the “Order Number”) and record the terms of the Order in an electronic mail version of the Order Form. All Orders with respect to the purchase or redemption of Creation Units are required to be in writing (by email or, as provided below, by facsimile) and accompanied by the designated Order Number. During or following the call, the telephone representative will transmit the written Order Form to the Authorized Participant by electronic mail, indicating the approval of the Distributor of the written Order Form.

To complete an Order, the Authorized Participant must respond to the telephone representative with its approval of the written Order Form by electronic mail prior to the Order Cut-Off Time. If the Authorized Participant detects an error or mistake in the written Order Form, it must return a corrected written Order Form to the telephone representative by electronic mail prior to the Order Cut-Off Time, indicating its approval of the corrected written Order Form. The telephone representative will review the corrected written Order Form and notify the Authorized Participant of the approval or rejection thereof by the Distributor. The Order will be complete upon approval in writing by both the Authorized Participant and the Distributor. If an Order is not complete prior to the Order Cut-Off Time, the Order will be invalid and will not be processed.

If the Authorized Participant is unable to send or receive electronic mail, it must inform the telephone representative when submitting the terms of its Order or as soon as such inability arises. Communication by facsimile may then be substituted for electronic mail in the steps described above, provided that each transmission is clearly marked with the time of transmission.

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INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, DO NOT HANG UP AND REDIAL. CALLS MUST BE CONCLUDED PRIOR TO THE ORDER CUT-OFF TIME. CALLS THAT ARE IN PROGRESS OR ARE UNANSWERED IN THE QUEUE AT OR AFTER THE ORDER CUT-OFF TIME WILL BE VERBALLY DENIED. INCOMING CALLS THAT ARE RECEIVED AFTER THE ORDER CUT-OFF TIME WILL NOT BE ANSWERED BY THE TELEPHONE REPRESENTATIVE. ALL TELEPHONE CALLS WILL BE RECORDED BY THE TELEPHONE REPRESENTATIVE.

NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON WRITTEN APPROVAL BY BOTH THE AUTHORIZED PARTICIPANT AND THE DISTRIBUTOR.

d. Settlement.

(i) CNS Clearing Process. In general, the securities making up a Creation Unit must be delivered through the NSCC to a DTC account maintained at the Fund’s custodian on or before the Contractual Settlement Date (defined below). The Authorized Participant must also make available on or before the Contractual Settlement Date, by means satisfactory to the Fund, immediately available or same day funds estimated by the Fund to be sufficient to pay any applicable Cash Component related to an Order. Any excess funds will be returned following settlement of the issue of the Creation Unit. The “Contractual Settlement Date” is the earlier of: (i) the date upon which all of the required securities, any Cash Component and any other Cash Amounts which may be due are delivered to the Fund; and (ii) trade date plus two (T+2) business days. Creation Units will be issued through the NSCC in accordance with the terms and conditions of the NSCC systems from time to time adopted and communicated to NSCC participants.

Cash redeems shall also be settled via the CNS clearing process.

Any settlement outside the CNS Clearing Process may be subject to additional requirements and fees as discussed in the Prospectus.

(ii) Outside the CNS Clearing Process. In general, securities making up a Creation Unit must be delivered to an account maintained at the applicable local Subcustodian on or before the International Contractual Settlement Date (defined below). The Authorized Participant must also make available on or before the International Contractual Settlement Date, by means satisfactory to the Fund, immediately available or same day funds estimated by the Fund to be sufficient to pay any Cash Component of the Creation Unit, together with any applicable fees. Any excess funds will be returned following settlement of the issue of the Creation Unit. The “International Contractual Settlement Date” will be the earlier of: (i) the date upon which all of the required securities making up a Creation Unit, and any related Cash Component and other Cash Amounts due are delivered to the Fund; and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where any of such securities are customarily traded.

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Except as provided in the next two paragraphs, a Creation Unit will not be issued outside of the CNS Clearing Process until the transfer of good title to the Fund of the securities and the payment of any Cash Component and applicable fees have been completed. When the Subcustodian confirms to the Fund’s Custodian that the required securities (or, when permitted in the sole discretion of the Fund, the cash value thereof) have been delivered to the account of the relevant Subcustodian, the Custodian shall cause the delivery of the Creation Unit.

In the event that a deposit of securities is incomplete on the settlement date for a Creation Unit, the Fund may issue a Creation Unit notwithstanding such deficiency in reliance on the undertaking of the Authorized Participant to deliver the missing securities as soon as possible, which undertaking shall be secured by the Authorized Participant’s delivery and maintenance of collateral consisting of U.S. Dollar cash having a value at least equal to 115% of the value of the missing securities. The parties hereto agree that the delivery of such collateral shall be made in accordance with cash collateral settlement provided to the Trust by the Transfer Agent. Moreover, the Fund, acting in good faith, may purchase the missing securities at any time and the Authorized Participant agrees to accept liability for any shortfall between the cost to the Fund of purchasing such securities and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

2. Further Information Regarding the Placement of Orders by the Internet.

a. Certain Acknowledgements. The Authorized Participant acknowledges and agrees (i) that the Trust, the Trustee, the Distributor and their respective agents will review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Authorized Participant may place Orders as otherwise set forth in Attachment A; and (iii) that any transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site are done at the Authorized Participant’s own discretion and risk.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE ELECTRONIC INTERFACE AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE AUTHORIZED PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE TRUST, THE TRUSTEE, THE DISTRIBUTOR OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

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b. Election to Terminate Placing Orders by Internet. The Authorized Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Agreement.

3. Acknowledgment Regarding Telephone and Internet Transactions. During periods of heavy market activity or other times, the Authorized Participant acknowledges it may be difficult to reach the Trust by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. The Trust may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case the Authorized Participant may redeem or exchange Shares by communication through facsimile. All Orders must be complete, including written approval by the Authorized Participant and the Distributor, prior to the Order Cut-Off Time.

4. Purchase of Creation Units Without Receipt of Deposit Securities. Creation Units of the Fund may be purchased in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities, provided that the Authorized Participant deposits an initial deposit of cash with the Trust having a value greater than the net asset value of the Shares on the date the Order is placed in proper form. In addition to available Deposit Securities and cash that generally comprise a Creation Unit, cash must be deposited in an amount equal to 115% of the market value of any undelivered Deposit Securities (the “Additional Cash Deposit”). The Order shall be deemed to be received on the Business Day on which the Order is placed provided that the Order is completed in proper form prior to the Order Cut-Off Time on such date and cash in the appropriate amount is deposited with the Custodian by 1:00 p.m. Eastern Time or such other time as designated by the Custodian on the settlement date. If the Order is not completed in proper form by the Order Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. Eastern Time on the settlement date, then the Order will be rejected as invalid and the Authorized Participant shall be liable to the Trust for losses, if any, resulting therefrom. An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain an amount of cash on deposit with the Trust at least equal to 115% of the daily marked to market value of the missing Deposit Securities. In the event that additional cash is not paid, the Trust may use the cash on deposit to purchase the missing Deposit Securities. The Authorized Participant will be liable to the Trust for the costs incurred by the Trust in connection with any such purchases and the Authorized Participant shall be liable to the Trust for any shortfall between the cost to the Trust of purchasing any missing Deposit Securities and the value of the collateral. These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the Purchase Order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases. The Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Custodian or purchased by the Trust and deposited into the Trust. The Trust shall charge and the Authorized Participant agrees to pay to the Trust the Transaction Fee and any additional fees prescribed in the Prospectus. The delivery of Creation Units of the Fund so created will occur no later than the prescribed settlement date following the day on which the Purchase Order is deemed received by the Distributor.

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ANNEX III

AUTHORIZED PARTICIPANT AGREEMENT

FOR GRANITESHARES ETF TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS OF THE AP

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Agreement or any other notice, request or instruction on behalf of the AP pursuant to this Agreement.

Name:
Title:
Signature:
Email:
Telephone:

Name:
Title:
Signature:
Email:
Telephone:

Name:
Title:
Signature:
Email:
Telephone:

The undersigned, [name], [title], [company], does hereby certify that the persons listed above have been duly elected to the offices set forth beneath their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this Institution in its capacity as an AP pursuant to the Agreement by and among ALPS Distributors, Inc., as Distributor, and [name of the AP], and accepted by Brown Brothers Harriman & Co. as Transfer Agent, dated [date], and that their signatures set forth above are their own true and genuine signatures.

In Witness Whereof, the undersigned has hereby set his/her hand and the seal of [AP Firm].

Date:
By:
Title:

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ANNEX IV

AUTHORIZED PARTICIPANT AGREEMENT

FOR GRANITESHARES ETF TRUST

THE AP ACCOUNTS

FOR DELIVERY OF DEPOSIT SECURITIES

The accounts into which the GraniteShares ETF Trust should deposit the securities constituting the Deposit Securities of each Fund upon redemption by the AP are set forth below:

Name of AP:
Account Name:
Account Number:
Other Reference Number:

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ANNEX V

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

ELECTRONIC INTERFACE TERMS AND CONDITIONS

This Annex V shall govern use by Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Authorized Participant Agreement (the “AP Agreement”). In the event of any conflict between the terms of this Annex V and the main body of the AP Agreement with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex V shall control.

1. (a) Authorized Participant shall provide to the Distributor a duly executed authorization letter, in a form satisfactory to Distributor, identifying those Authorized Persons who will access the System. Authorized Participant shall notify the Distributor in writing in the event that any person’s status as an Authorized Person is revoked or terminated as soon as possible, in order to give the Distributor a reasonable opportunity to terminate such Authorized Person’s access to the System.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the AP Agreement. Upon termination of the AP Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2. Distributor grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Distributor in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that Distributor and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Distributor or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Distributor’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Distributor’s request.

3. (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of Distributor. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce Distributor’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. DISTRIBUTOR AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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(b) Upon termination of the Agreement for any reason, Authorized Participant shall return to Distributor all copies of the Material which is in Authorized Participant’s possession or under its control.

4. Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Distributor. Distributor shall be entitled to rely on the information received by it from the Authorized Participant and Distributor may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted.

5. Distributor shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of Distributor’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL DISTRIBUTOR OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF DISTRIBUTOR OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL DISTRIBUTOR OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

6. Distributor reserves the right to revoke Authorized Participant’s access to the System immediately and without notice upon any breach by the Authorized Participant of the terms and conditions of this Annex V.

7. Distributor shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Distributor shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by Distributor. Distributor may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Distributor in sufficient time for Distributor to act upon, or in accordance with such instructions or communications.

8. Authorized Participant agrees to use reasonable efforts to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

9. Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that Distributor may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

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